PURCHASE AND SALE AGREEMENT

AGREEMENT dated as of August 3, 2005, between SCP Apartments, L.L.C., and Madison-Clinton-Tampa, L.L.C., each an Alabama limited liability company (collectively “Seller”), with an address of c/o John D. Blanchard, B & M Management Company, L.L.C., 7020 Fain Park Drive, Suite 5, Montgomery, AL 36117, Telecopier No. 334-215-1411, and BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership or its nominee, (“Buyer”), with an address of c/o The Berkshire Group, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Stephen J. Zaleski, Telecopier No. 617-646-2374.

In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

SECTION 1

SALE OF PROPERTY AND ACCEPTABLE TITLE

1.01      Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement the following:

(a)        that certain tract or parcel of land located at Hillsborough County, Florida more particularly described in Schedule A attached hereto (the “Land”);

(b)        the two hundred and sixty-four (264) unit apartment complex commonly known as Savannah at Citrus Park Apartments, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the “Improvements”);

(c)        all right, title and interest of Seller in and to any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

(d)        the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

(e)        the personal property listed in Schedule B attached hereto owned by Seller and located on or in or used solely in connection with the Land and Improvements, excluding, however, any computer equipment, computer software and computer hardware and excluding the personal property, if any, listed on Schedule B-1 attached hereto (collectively, the “Personal Property”); and

(f)         all of Seller’s interest in the Leases (as hereinafter defined) and any refundable security deposits thereunder and all of Seller’s interest in any intangible property now or hereafter owned by Seller and used solely in connection with the Land, Improvements and Personal

Property, excluding the right, title and interest of any website or domain names maintained by Seller or Seller’s property manager with respect to the Property.

All of the items described in subparagraphs (a), (b), (c), (d), (e) and (f) above are collectively the “Property”.

1.02      Title. Seller shall convey to Buyer by limited warranty deed (the “Deed”), and Buyer shall accept the fee simple title to the Property in accordance with the terms of this Agreement, and Buyer’s obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record and marketable fee simple title to the Property, subject only to the Permitted Exceptions (as hereinafter defined).

As promptly as possible (but not later than ten (10) days) after the date of this Agreement, Buyer shall obtain from LandAmerica Title (the “Title Insurer”) a Commitment For Title Insurance, which title commitment shall evidence that title is good, marketable and insurable without exception other than as hereinabove stated, and legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the “Commitment”). The Commitment shall be in the amount of the Purchase Price (as defined in Section 2.01 hereof), shall show Seller is the owner of fee simple title to the Land and Improvements, and it shall obligate the Title Insurer to issue to Buyer promptly upon Closing its title insurance policy. Within the Inspection Period, should such Commitment contain any title exceptions which are not acceptable to Buyer, in its sole discretion, then Buyer shall notify Seller prior to the expiration of the Inspection Period that such matters are unacceptable. If Buyer fails to so notify Seller of any unacceptable exceptions to which it objects, then all the exceptions set forth in Schedule B of the Commitment shall be deemed accepted by Buyer and shall constitute “Permitted Exceptions”. If any exceptions not listed on Schedule “F are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller’s sole discretion, shall have thirty (30) days from the date Seller receives notice of such unacceptable exceptions to remove or cure such exceptions, except with respect to the Monetary Liens (as hereinafter defined), which Seller shall remove or cure at Closing with the proceeds from the Purchase Price, to the extent the Purchase Price is sufficient to remove or cure such Monetary Liens. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any unacceptable exceptions, which Seller may so do in its sole discretion, unless Seller, within ten (10) days after receipt of notice from Buyer, shall notify Buyer in writing that Seller will attempt to cure such unacceptable exceptions. If Seller fails or refuses to cure said unacceptable exceptions within the time period above provided, Buyer may (a) terminate this Agreement within ten (10) days after Seller gives notice, or is deemed to have given notice, that Seller refuses to cure such unacceptable exceptions and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to have waived such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price. Notwithstanding the foregoing, Seller, at its cost, shall be obligated to cure or remove by Closing (i) all mortgages and deeds of trust against the Property (other than the Existing Mortgage which shall be assumed by Buyer), and (ii) any other liens against the Property that can be cured by the payment of a sum certain not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate (collectively, the “Monetary Liens”).

From time to time after obtaining the Commitment, but prior to Closing, Buyer may update the effective date of its Commitment for the Land and Improvements and give notice to Seller of all unacceptable title exceptions which were not reflected in the previous Commitment (the

“Subsequent Title Defects”). Provided that any such Subsequent Title Defect can be cured or removed by the payment of a sum certain and subject to the limitations regarding Monetary Liens set forth above, Seller shall cure or remove any such Subsequent Title Defect prior to or at Closing only if such matter(s) were caused by the acts or omissions of Seller; otherwise, Seller shall not be required to cure or remove such Subsequent Title Defects. If Seller elects not to cure or remove any such Subsequent Title Defects caused by the acts or omissions of Seller, Buyer’s exclusive remedy shall be to terminate this Agreement and receive a return of the Deposit. If Seller is unable or unwilling to cure or remove by Closing any Subsequent Title Defect, whether or not Seller is required to cure or remove the same pursuant to the above, then Buyer may (a) terminate this Agreement prior to Closing by written notice to Seller and the Deposit shall be returned to Buyer, or (b) Buyer shall accept title subject thereto, in which event there shall be no reductions in the Purchase Price.

1.03      Survey. Within five (5) days from the date hereof, Seller shall furnish Buyer with a copy of the most recent as-built survey of the Property in Seller’s possession (the “Prior Survey”), and on or before the expiration of the Inspection Period, Buyer may obtain a current as-built survey (the “Survey”) of the Land and the Improvements by a registered land surveyor.

Should the Prior Survey contain any encumbrances, encroachments or other survey defects (collectively, “Prior Survey Matters”) which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller if any such Prior Survey Matters are unacceptable. In addition, if Buyer obtains a New Survey, should the New Survey contain any encumbrances, encroachments, or other survey defects which do not appear on the Prior Survey (collectively, the “New Survey Matters”) and which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller if any such New Survey Matters are unacceptable. (The Prior Survey Matters and the New Survey Matters are referred to collectively as “Survey Matters”). If Buyer does not obtain a Survey or if Buyer fails to so notify Seller of any unacceptable Survey Matters during the time period as described above, all Survey Matters shall be deemed accepted by Buyer. If any Survey Matters are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller’s sole discretion, shall have thirty (30) days from the date Seller receives notice of such unacceptable Survey Matters to cure such Survey Matters. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any unacceptable Survey Matters, which Seller may so do in its sole discretion, unless Seller, within ten (10) days after receipt of notice from Buyer, shall notify Buyer in writing that Seller will attempt to cure such unacceptable Survey Matters. If Seller fails or refuses to cure said unacceptable Survey Matters within the time period provided, Buyer may (a) terminate this Agreement within ten (10) days after Seller gives notice, or is deemed to have given notice, that Seller refuses to cure such unacceptable Survey Matters and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to waive such Survey Matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

SECTION 2

PURCHASE PRICE, LOAN ASSUMPTION, ACCEPTABLE FUNDS,

DEPOSIT AND ESCROW OF DEPOSIT

2.01      Purchase Price. The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property is Twenty Seven Million Five Hundred Twenty Thousand and 00/100 Dollars

($27,520,000.00) subject to the prorations, apportionments and adjustments as provided in this Agreement. The Purchase Price shall be reduced by the principal balance assumed by Buyer under that certain first mortgage loan made to Seller by Columbus Bank & Trust Company, and its successors and assigns (the “Lender”) on September 30, 2004 in the original principal amount of $15,720,000.00 (the “Existing Loan”). The Purchase Price shall be increased by the amount of any escrowed funds held by the Lender under the Existing Loan which, after Closing, continue to be held by Lender for the benefit of Buyer. The Purchase Price, after taking into account the prorations and adjustments required herein and after reduction by the assumed principal balance of the Existing Loan, is referred to herein as the “ Equity Portion of the Purchase Price.”

2.02       Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

2.03      Payment of Purchase Price. The Equity Portion of the Purchase Price shall be paid as follows:

(a)        Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be paid as a deposit on the date of this Agreement (the “Initial Deposit”, and together with the Final Deposit (as defined below) if made pursuant to Section 2.03(b), the “Deposit”); and

(b)        Fifty Thousand and 00/100 Dollars ($50,000) shall be paid pursuant to Section 2.04 (i) if the Buyer elects to extend the Financing Contingency Period for an additional thirty (30) days (the “Final Deposit”).

(c)        Payment at Closing. At Closing, Buyer shall deliver to Escrow Agent cash in an amount equal to the Equity Portion of the Purchase Price less the amount of the Deposit held by the Escrow Agent, subject to adjustments and apportionments as set forth herein. Such amount shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

2.04      Assumption of Existing Loan. Seller entered into the Existing Loan with the Lender secured by a mortgage on the Property (the “Existing Mortgage”). At Closing, subject to obtaining all necessary approvals from the Lender under the Existing Loan, Buyer shall assume all obligations and agreements of Seller related to the Existing Loan. All loan documentation related to the Existing Loan is hereinafter referred to as the "Existing Loan Documents". Copies of said Existing Loan Documents have been provided to Buyer. Buyer shall receive a credit against the Purchase Price equal to the outstanding principal balance and all accrued but unpaid interest and other fees and expenses under the Existing Loan.

(i) Seller hereby agrees that Buyer shall have until October 1, 2005 (“Financing Contingency Period”) to obtain the necessary approvals from the Lender of the Existing Loan of Buyer’ assumption, at Closing, of the Existing Loan (the “Lender Notice”), provided that the Financing Contingency Period may be extended for an additional thirty (30) days upon written notice from Buyer to Seller given prior to the expiration of the original Financing Contingency Period so long as Buyer makes an additional Fifty Thousand and 00/100 Dollars deposit to the Escrow Agent prior to the expiration of the original Financing Contingency Period. For purposes hereof, “Lender Notice” shall mean a written notice from Lender to Buyer advising Buyer of its approval of Buyer's assumption of the Loan (i) without any substantive changes to the Existing Loan Documents as reasonably determined by Buyer and (ii) with the approval of Berkshire Income

Realty-OP, L.P. as non-recourse guarantor under the Existing Loan (the “Carve-out Guarantor”). The parties agree that if no written approval is received from the Lender prior to the expiration of the Financing Contingency Period (as the same may be extended), the assumption of the Loan by the Buyer shall be deemed disapproved by the Lender. In such event, this Agreement shall terminate and Buyer shall receive a refund of the Deposit from Escrow Agent.

(ii)        Each of Seller and Buyer shall pursue the assumption of the Loan with due diligence and in good faith and shall make all commercially reasonable efforts to obtain Lender’s consent to the assignment and assumption of the Existing Loan in accordance with the terms of this Agreement, including providing all other cooperation the other party reasonably requests toward that end. Seller, at Seller’s expense, agrees to cooperate with Buyer in connection with Purchaser's preparation of all applications and submissions contemplated hereunder and, without limiting the generality of the foregoing, shall furnish such information and execute and deliver such documents on behalf of the Seller as may be reasonably required in connection therewith. Buyer and Seller shall establish a mutual understanding for all communications between Seller, its property manager, or other representative of the Seller and Lender or any tenant or tenants of the Property regarding the terms and conditions of any proposed or submitted application contemplated in connection herewith.

(iii)       At Closing, Seller shall assign the Existing Loan to Buyer, and Buyer shall assume the Existing Loan, with Lender’s written consent, under an assignment and assumption agreement (the "Loan Assignment and Assumption Agreement") that: (i) imposes no obligation or liability on Seller or the Seller’s non-recourse guarantor under the Loan Documents with respect to any period after Closing, with the same effect as if Seller were paying off the Existing Loan in full at Closing; (ii) imposes no obligation or liability on Buyer or the Carve-out Guarantor under the Existing Loan Documents with respect to any period prior to Closing, with the same effect as if the Existing Loan were first being disbursed to Buyer at Closing; and (iii) does not modify any of the terms or provisions of the Existing Loan Documents in any respect as reasonably determined by Buyer other than any Buyer’s Requested Changes (as defined in Section 6.02(e)) agreed upon prior to the expiration of the Inspection Period; and (iv) contains an estoppel from Lender that either (A) to Lender’s actual knowledge without investigation, no defaults exist on the part of Seller under the Existing Loan Documents or (B) Lender has delivered no written notice(s) of default to Seller which remain uncured; (the Loan Assignment and Assumption Agreement and any other documents the Lender requires Seller and/or Buyer to execute and deliver as a condition to the assignment and assumption of the Existing Loan to Buyer are, collectively, the "Lender Assumption Documents"). At Closing, Seller shall certify in writing to the Buyer that no defaults exist on the part of Seller under the Existing Loan Documents

2.05      Deposit; Escrow Agent. The Initial Deposit shall be delivered by Buyer to LandAmerica Commercial Services, National Accounts, Boston Office, Attention: Robert G. Soule, Esq. (the “Escrow Agent” or “Title Company”) within two (2) days after the complete execution of this Agreement. (The Initial Deposit and the Final Deposit, if made pursuant to Section 2.04(i), together with interest accrued thereon, are collectively referred to herein as the “Deposit”). Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund acceptable to Buyer and Seller. Any and all interest earned on the Deposit shall be reported to Buyer’s Federal Tax Identification Number. At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. Escrow Agent shall agree to hold and dispose of the Deposit in accordance with the terms and provisions of this Agreement.

2.06      Escrow Provisions. By executing the Receipt as provided herein, Escrow Agent hereby acknowledges receipt by Escrow Agent of the Initial Deposit paid by Buyer to be applied on the Purchase Price of the Property under the terms hereof. Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services in holding the Deposit hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the negligence or malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within five (5) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) unless a dispute between or among the parties hereto as arisen, to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent’s obligations hereunder shall terminate.

Notwithstanding the foregoing to the contrary, in the event Buyer timely exercises Buyer’s right to terminate this Agreement pursuant to Section 6.02 hereof prior to the expiration of the Inspection Period and Buyer delivers an Escrow Demand together with a copy of Buyer’s termination notice pursuant to Section 6.02, Escrow Agent shall give written notice hereof to Seller, disburse the Deposit to Buyer, and Seller shall not have any right to object thereto.

Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys’ fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of negligence or malfeasance on the part of the Escrow Agent.

SECTION 3

THE CLOSING

Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of this transaction pursuant to this Agreement (the “Closing”) shall take place in the offices of Escrow Agent or such other place as Seller and Buyer shall mutually agree, on or before the thirtieth (30th) day after the later of (a) the expiration of the Inspection Period, or (b) Buyer's receipt of the Lender Notice. Closing shall be conducted through an escrow administered by Escrow Agent. It is agreed that time is of the essence of this Agreement. If Buyer shall fail to deliver written notice to the Seller pursuant to clause (i) above within such time period, it shall be deemed to have terminated this Agreement.

SECTION 4

SELLER’S PRE-CLOSING DELIVERIES;

Seller shall furnish to Buyer on or prior to August 15, 2005, for inspection and approval by Buyer the following (together with the Due Diligence List attached hereto as Schedule F), to the extent the same are in Seller’s possession:

4.01      Leases. Seller shall provide Buyer with access on-site to the originals of all leases and related lease files.

4.02      Taxes. A copy of the real estate and personal property tax statements for the Property for the last two (2) full calendar years, together with copies of any subsequent notices of reassessment.

4.03      Current Rent Roll. A certified copy of the rent roll of the Property (the “Rent Roll”) for the period ending May 31, 2005 (a copy of which is attached hereto as Schedule C), setting forth the tenant occupancy of the Property, the current rent now being collected on each of the apartment units in the Improvements which includes: apartment number, unit type, tenant name, commencement and termination dates, the status of the rental payments payable under each lease and the security deposit(s) held by Seller with respect to each apartment unit, together with a copy of a standard form of lease.

4.04      Service Contracts. Copies of all operating, service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of the Property.

4.05      Utility Bills. A detailed report of all utility bills (gas, electric, water and sewer) relating to the Property for the immediately prior twelve (12) month period.

4.06      Personal Property. A current inventory of all Personal Property, including all tangible personal property owned by Seller, and located on or used in connection with the Property.

4.07      Environmental Reports. Copies of the most recent environmental report in Seller’s possession since the date of Seller’s acquisition of the Property.

4.08      Operating Statements. Copies of the Operating Statements (unaudited) for the Property for the period during which Seller has owned the Property, along with a statement showing monthly operating results for the current year to date; and, if in Seller’s possession, copies of the Operating Statements for Seller’s predecessor in title for the two (2) year period immediately preceding Seller’s ownership.

4.09      Financial Statements. Statements of income and expense for the Property, prepared by the current property manager, relating to the periods of March 1, 2004, through the present.

4.10      Permits. Copies of governmental permits, certificates of occupancy, certificates of substantial completion, alarm registrations, pool permits, elevator permits, building permits and inspections and other permits or licenses for the operation of the Property to the extent in Seller’s possession or control.

4.11      Insurance. A schedule of all policies of insurance relating to the Property, together with a schedule of the loss claim history for the Property for the last two (2) full calendar years and the current calendar year to date.

4.12      As-Built Survey. A copy of the most recent “as-built” survey of the Land and Improvements.

4.13      Plans and Specifications. Copies of all plans and specifications with respect to the Property to the extent in Seller’s possession or control.

4.14      Inspection Reports. Copies of all soils, engineering, architectural, environmental, termite, pest control, endangered species, ADA and Fair Housing Act compliance, handicapped access reports or studies and any other third party reports applicable to the Property to the extent in Seller’s possession or control.

4.15      On-Site Reports. A complete set of all current reports from the Seller’s on-site property management and accounting systems located at the Property.

4.16      Termite. A copy of the most recent termite inspection report and any termite bonds for the Property.

4.17      Litigation. A listing of all pending or threatened litigation against Seller or the management company with respect to claims regarding or related to the Property.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations, warranties and/or covenants to Buyer, each of which is material to and is relied upon by Buyer and each of which shall be deemed made on the date hereof and again at Closing:

5.01	Ownership. Seller is the sole owner of the Property.

5.02      Leases. As of the date of this Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements other than the leases (the “Leases”) described in Schedule C attached hereto (the “Rent Roll”). The Rent Roll is true, accurate and complete in all material respects as of the date hereof, xcept as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

(a)        to the knowledge of Seller, the Leases are in full force and effect and none of them has been modified, amended or extended;

(b)        Seller has neither sent written notice to any tenant of the Property, nor received any notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default (whether, with respect to such tenant, the breach or default is monetary or non-monetary), which breach or default remains uncured;

(c)        to the knowledge of Seller, no action or proceeding instituted against Seller by any tenant of any unit in the Property is presently pending;

(d)        no tenant is asserting in writing any claim of offset or other defense in respect of its or the landlord’s obligations under its lease;

(e)        no tenant is entitled to any monetary concession, rebate, allowance or period of occupancy free of rent under its lease or any other agreement between Seller and such tenant;

(f)         there are no security deposits or other deposits other than those set forth in the Rent Roll;

(g)        no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll;

(h)        no leasing commission shall be due for any period subsequent to the Closing other than for tenants who have executed a lease prior to Closing but do not move in until after the Closing, which commissions shall be paid by Buyer as noted on the Rent Roll; and

(i)         no apartment units in Property are subject to, nor do said apartment units receive the benefit of, any rent subsidies or rental assistance programs, and no apartment unit in the Property is subject to any rent control law, ordinance or regulation.

5.03      Assessments. To the best of Seller’s knowledge, no assessments for public improvements or arising under any property association have been made against the Property which are unpaid, including, without limitation, those for construction or maintenance of roads, sewers, water lines, streets, sidewalks and curbs.

5.04      Service and Management Contracts. Schedule D attached hereto is a complete and accurate listing of all operating, services, maintenance, supply and management contracts (collectively, “Service Contracts”) affecting the operation of the Property to which Seller is a party.

5.05      Organization of Seller. Seller is a limited liability company duly organized and validly existing under the laws of the State of Alabama and, to Seller’s knowledge, is qualified to transact business in the State of Florida.

5.06      Ability to Perform. Seller has the right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to transfer and convey the Property to

Buyer in accordance with the terms and conditions hereof, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Except as set forth in this Agreement, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

5.07      No Actions. Except as set forth on Schedule E attached hereto, there are no pending (or to Seller’s knowledge, threatened in writing) legal actions, lawsuits, proceedings or other outstanding issue (including, but not limited to, unemployment or workers’ compensation claims or similar proceedings) against or relating to Seller or the Property.

5.08	No Violation Notice. Seller has not received written notice:

(a)        from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law, ordinance, directive, order, regulation or requirement in respect of the Property or any part thereof, which has not been corrected;

(b)        nor does Seller have actual knowledge of any pending or contemplated action by any governmental authority or agency, regarding the condemnation of any part of the Property, or of the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

(c)        from any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond;

(d)	of any change in the zoning classification of the Property or any part thereof;

(e)       from any third-party alleging any violations or defaults by Seller under any Service Contract or other agreement affecting the Property, including, without limitation, any recorded documents.

5.09      No Management Contracts, Employment Contracts, Unions, Pension Plans. Seller has not entered into any management contracts, employment contracts or labor union contracts and has not established any retirement, pension or profit sharing plans relating to the operation or maintenance of the Property which shall survive the Closing or for which Buyer shall have any liability or obligation.

5.10      No Other Agreements. Seller has not entered into any currently effective agreement, other than this Agreement, to convey the Property or any part thereof. Seller has the legal power and authority and has obtained, or by Closing will have obtained, any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.

5.11      Environmental Matters. Seller has received no written notice that that the Property is not in compliance with any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to Hazardous Materials. “Hazardous Materials” shall mean materials, wastes or substances that are (A) included within the definition of any one or more of the terms “hazardous substances,’ “hazardous materials”, “toxic substances” “toxic pollutants”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601, et seq.), the Resource Conservation and Recovery Act of 1978 (42 U.S.C. 6901, et seq.), the Clean Water Act (33 U.S.C. 1251, et seq.), the Safe Drinking Water Act (14 U.S.C 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.), and the regulations promulgated pursuant to such law; environmental laws or regulations; (C) petroleum; (D) asbestos or asbestos-containing materials; (E) polychlorinated biphenyls; (F) flammable explosive; or (G) radioactive materials.

As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to the knowledge of Seller”, “to Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of John D. Blanchard, without any obligation on their part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.

At Closing, Seller shall represent and warrant to Buyer by delivering to Buyer a certificate (the “Seller’s Representation Certificate”) certifying that all representations and warranties of Seller in this Agreement remain true and correct as of the Closing Date and all of the representations and warranties contained herein shall be deemed remade by Seller effective as of the Closing Date; provided, however, that to the extent that changes in facts or circumstances after the date of this Agreement have occurred, Seller shall promptly deliver written notice to Buyer of such facts or circumstances after becoming aware of same (but in no event later than the Closing Date) and, the Seller’s Representation Certificate may be revised at Closing to make exception or qualification with respect to such matters as may be necessary for such representations to remain true, but Buyer’s agreement to allow such amendment of Seller’s Representation Certificate shall not affect or indicate any waiver of any condition to Closing set forth in this Agreement, and Buyer may terminate this Agreement and receive the Deposit, if Seller fails to deliver Seller’s Representation Certificate at Closing without any material change, except as to changes which are permitted or contemplated pursuant to Section 8 hereof.

Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.

If Buyer notifies Seller prior to Closing that any representation or warranty made in Section 5 is not true and correct in any material respect and Seller fails to cure or remedy the same prior to Closing, Buyer may either (a) terminate this Agreement and the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except for Buyer’s obligation to repair any damage to the Property and to indemnify Seller as set forth in Section 6.01; or (b) waive any such representation or warranty and close the transaction without any reduction in the Purchase Price.

If subsequent to Closing Buyer notifies Seller within nine (9) months after Closing that Buyer discovered post-closing that any representation or warranty made in Section 5 was not true and correct in any respect and specifying the breach with particularity, subject to the limitations set forth in Section 16.02, Buyer shall have available all remedies at law or in equity as a consequence thereof. If Buyer does not notify Seller of the breach of any of its representations and warranties set forth in this Section 5 and institute a lawsuit therefor in a court of competent jurisdiction within six (6) months after the Closing, Buyer shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Section 5.

SECTION 6

INSPECTION PERIOD; ACCESS; PURCHASE “AS IS”

6.01      At all times after the execution of this Agreement, Buyer, its agents and representatives, shall be entitled to enter upon the Property (as coordinated through Seller’s property manager), including all leased areas, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the Improvements, and to examine the books and records of Seller and Seller’s property manager relating to the Property. Before entering upon the Property, Buyer shall furnish to Seller evidence of general liability insurance coverage in such amounts and insuring against such risks as Seller may reasonably require. Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with Seller’s operations at the Property or interfere with any tenant’s occupancy at the Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, pursuant to tenants’ rights under the Leases or otherwise. If Buyer wishes to engage in any testing which will damage or disturb any portion of the Property, Buyer shall obtain Seller’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Seller’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, shall be required prior to any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the Improvements in connection with Buyer’s environmental due diligence. Buyer shall repair any damage to the Property caused by any such tests or investigations, and indemnify Seller from any and all liabilities, claims, costs and expenses (including reasonable attorney fees and expenses) resulting therefrom. The foregoing indemnification shall survive Closing or the termination of this Agreement.

6.02      The term “Inspection Period,” as used herein, shall mean the period ending at 5:00 p.m. Tampa, Florida time on August 15, 2005. Notwithstanding the foregoing sentence, with respect to the Buyer Requested Changes set forth in Section 6.02(e) below, the term “Inspection Period” shall mean the period ending at 5:00 p.m. Tampa, Florida time on September 1, 2005. During the Inspection Period, Buyer shall have the right to terminate this Agreement for any reason or no reason by delivering written notice of its election to Seller on any day prior to and including the final day of the Inspection Period. If such termination is for any reason other than For Cause (as defined below), then the Deposit shall be paid to the Seller, which shall represent the consideration payable to the Seller for the rights afforded Buyer hereunder. If such termination is For Cause, the entire Deposit shall be returned forthwith to Buyer. In either event, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the right of the Buyer to terminate this Agreement as provided for in this Section 6.02 shall lapse, Buyer shall be deemed to have waived its right to terminate under this Section 6.02 and this Agreement shall continue in full force and effect, except as otherwise provided in this Agreement. In the event Buyer timely elects to terminate this Agreement during the Inspection Period as permitted above, Buyer shall deliver to Seller, promptly after termination, copies of all studies, surveys, plans, investigations and reports obtained by or prepared by Buyer in connection with Buyer’s inspection of the Property but the return of such documents shall not be a condition to the return of the Deposit. Buyer makes no warranty or representation as to the accuracy of any information contained in such documents. As used herein, the term “For Cause” shall mean the termination of this Agreement by Buyer during the Inspection Period for any one or more of the following reasons:

(a) Pursuant to either the first or second clause (a) in Section 1.02 hereof if Seller shall fail to cure any unacceptable title exceptions or Subsequent Title Defect.

(b) Pursuant to clause (a) in Section 1.03 hereof if Seller shall fail to cure any unacceptable Survey Matters.

(c) If Buyer shall obtain any environmental assessment of the Property which shall reveal the presence of toxic or hazardous substances on, in or about the Property which are not revealed in that certain Phase I Environmental Assessment prepared by Real Estate Advisory, L.L.C. for the Property dated as of October 1, 2004 and which are not satisfactory to Buyer in its sole discretion, or if Buyer’s environmental assessment of the Property recommends additional subsurface investigations of the Property, and Seller fails to consent to any such additional subsurface testing.

(d) If the Property is not in compliance with applicable zoning regulations or is not legally non-conforming under such regulations or is not able to be rebuilt in its current condition under such regulations.

(e) If Buyer has been unable to agree with the Lender on certain changes to the Existing Loan Documents proposed by Buyer related to the provisions of the Existing Loan Documents listed on Schedule H (the “Buyer Requested Changes”).

(f) If Buyer and Seller shall have been unable to agree on the definitive list of Service Contracts to be assumed by Buyer at Closing.

6.03      EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY

PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.” SELLER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING ON SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATED ENTITIES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, “SELLER AFFILIATES”)) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, AND, EXCEPT FOR BREACHES OF WARRANTIES AND REPRESENTATIONS BY SELLER MADE WIT RESPECT THERETO, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

6.04      Buyer waives any rights or claims it may have against Seller or any Seller Affiliates in connection with the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Property or emanating therefrom. If at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for any loss, cost or damage arising from any Hazardous Materials in, on, above or beneath the Property or for the violation of any Hazardous Materials Laws, Buyer agrees that it shall not (a) implead Seller, (b) bring a contribution action or similar action against Seller, or (c) attempt in any way to hold Seller responsible with respect to any such matter. The provisions of this Section 6.04 shall survive the Closing. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product, all hazardous or toxic substances, wastes or substances and any substances or organisms (including any mold or fungi) which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to the health, safety or welfare of the general public or of any occupants of the Building or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by any applicable law or regulation (whether now exiting or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act (“TSCAS”), 15 U.S.C. §2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. §1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. §7401 et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder (collectively, “Hazardous Materials Laws”). The provisions of this Section shall survive Closing or any termination of this Agreement.

6.05      Limited Financial Representation. Seller makes no representation or warranty that Buyer will achieve financial or other results with respect to the operations of the Property similar to those set forth in the financial information being provided by Seller, it being acknowledged by Buyer that Seller’s operation of the Property and allocations of revenues or expenses may be vastly different than Buyer may be able to attain. Buyer acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Buyer has relied upon its own investigation and inquiry with respect to the operation of the Property.

SECTION 7

INSURANCE

7.01      Maintenance of Insurance. Until the Closing, Seller shall maintain in full force and effect its present insurance on the Property, or renewals thereof, which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amounts as currently insured. Subject to the provisions of Section 7.02, the risk of loss in and to the Property shall remain vested in Seller until the Closing. Buyer will obtain its own insurance on the Property at Closing.

7.02      Casualty or Condemnation. If prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) are damaged or destroyed by fire or casualty, or any part of the Property is taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination. If Buyer does not elect to terminate this Agreement or if such damage or destruction or taking has a replacement cost or is in an amount of less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), Buyer shall proceed with the purchase of the Property without reduction or offset of the Purchase Price, and in such case, unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company (including business interruption and rental loss insurance proceeds to the extent related to any period after the Closing Date) or governmental entity as a result of such destruction or taking and Buyer shall be entitled to a credit against the Purchase Price equal to the deductible amount, if applicable, under Seller’s insurance policy and an amount equal to all rent abatements on account of such casualty which continues after the Closing Date and are not covered by Seller’s insurance.

SECTION 8

SELLER’S OBLIGATIONS PRIOR TO CLOSING

Seller covenants that between the date of this Agreement and the Closing:

8.01      Leasing. Seller shall not, without Buyer’s prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is for a period of no more than one year and the rent shall be not less than the current market rent for the respective apartment; or (b) enter into, amend, renew or extend any Lease for an apartment unit with an existing tenant unless the lease is for a period of not more than one year and that the rent for the amended, renewal or extension term shall not be less than the current market rent for the respective apartment; or (c) terminate any Lease except by reason of a default by the tenant thereunder or by reason of the provisions contained in the Lease; or (d) offer any monetary concession, discount, rebate, allowance, period of rent-free occupancy, or any other “move-in special” in connection with the leasing of rental units in the Property which will be in effect after the Closing Date, other than any such offers set forth on Schedule G.

8.02      Continuation of Service Contracts. Seller shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed provided such contract is terminable without penalty by the then owner of the Property upon not more than thirty (30) days’ notice.

8.03      Termination of Service Contracts. During the Inspection Period, Buyer shall notify Seller which Service Contracts Buyer wishes to assume at Closing and which Service Contracts Buyer wants terminated at Closing (the “Rejected Contracts”), provided, however, that Buyer shall assume any Service Contract that is not terminable without payment or penalty. As to the Rejected Contracts, at Closing, Seller shall give notice of termination, at its sole cost and expense, as to such Rejected Contracts so designated by Buyer, and Buyer will assume all other Service Contracts from the date of the Closing.

8.04      Replacement of Personal Property. No personal property included as part of the Property shall be removed from the Property unless the same is replaced with similar items of at least equal quality prior to the Closing.

8.05      Tax Procedure. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer. Real estate tax refunds and credits received after the Closing which are attributable (a) to any fiscal period prior to the fiscal tax year during which the Closing occurs shall be paid to Seller, and (b) to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each owns the Property, which obligation shall survive the Closing.

8.06      Access. Seller shall allow Buyer or Buyer’s representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times; provided Buyer agrees that the original leases and all other original documents shall remain on-site at the Property.

8.07      Condition of Apartment Units. At the time of Closing, Seller shall cause all apartment units in the Property which have been vacant for seven (7) days or more to be in a market rent-ready condition (i.e., as necessary, painted, cleaned, carpeted, with all appliances in working condition) in accordance with Seller's customary practices. With respect to each apartment unit that has been vacant for seven (7) days or more prior to Closing that is not in a market rent-ready condition at the time of Closing, Buyer, as its sole remedy, shall receive a credit against the Purchase Price in the sum of Seven Hundred Fifty and 00/100 Dollars ($750.00).

8.08      On-Site Personnel. Seller shall not make any material changes with respect to existing on-site personnel of the Property.

8.09      Operation of the Property. Seller shall operate the Property in an ordinary and reasonable manner in accordance with Seller’s past practices, provided Seller shall not be required to make any structural or other capital repairs or replacements and notwithstanding the foregoing, any damage to the Property arising as a result of any casualty shall be addressed as provided in Section 7.02 hereof.

SECTION 8A

CONDITIONS

8A.1 Seller’s Conditions. Seller’s obligations hereunder are contingent upon Seller, its principals and guarantors being released from all obligations under the Existing Loan coming due subsequent to Closing.

8A.2	Buyer’s Conditions.	Buyer’s obligations hereunder are contingent upon:

(a)       Buyer’s ability to assume the Existing Loan upon the same terms and provisions as are currently contained in the Existing Loan Documents other than Buyer’s Requested Changes, provided that Buyer and Buyer’s Carve-out Guarantor shall execute and deliver unto the Lender substantially the same instruments from which Seller and its principals are released;

(b)       The Title Company shall deliver to Buyer at Closing an Owner’s Policy of Title Insurance (or marked Title Commitment executed by the Title Company) in accordance with the Title Commitment, as it may have been modified as contemplated by this Agreement (the “Title Policy”), with extended coverage (i.e. with the standard exceptions deleted or modified, with respect to (i) taxes (except for taxes which are not yet due and payable which are apportioned hereunder), (ii) mechanic’s liens, (iii) survey issues (which shall be replaced by a “reading” of the Survey and an exception only for “shortages in area”), (iv) leases and parties in possession (which shall be replaced by a reference to “tenant’s under the leases described on the Rent Roll delivered at Closing, as tenants only without any right or option to purchase all or any part of the Property”) and (v) items raised after the effective date of the Title Commitment to the extent the same are acceptable or deemed acceptable to Buyer), issued by the Title Company at its standard filed rates, as applicable as of the date and time of the recording of the Deed, in the amount of the Purchase Price, containing Buyer’s Endorsements (as hereinafter defined), insuring Buyer as owner of fee simple title to the Property subject only to the Permitted Exceptions. “Buyer Endorsements” shall mean such endorsements as Buyer has requested by the end of the Inspection Period and Title Company has agreed to issue in the Title Commitment by the end of the Inspection Period. Seller shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy and, provided Seller shall not incur any additional cost or liability, Buyer Endorsements. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

(c)       Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date.

(d)       The Property shall be in substantially the same condition as on the date of this Agreement, reasonable wear and tear excepted, excluding any damage by casualty which shall be governed exclusively by Section 7.02 hereof.

SECTION 9

SELLER’S CLOSING OBLIGATIONS

9.01      Closing, Deliveries and Obligations. At the Closing, Seller shall deliver the following to Buyer:

(a)        Deed. The Deed, in form reasonably satisfactory to Buyer’s and Seller’s counsel, duly executed and acknowledged, which conveys the Land and Improvements to Buyer, free and clear of all liens, encumbrances, easements and restrictions, subject only to Permitted Exceptions.

(b)        Bill of Sale and General Assignment. A limited warranty bill of sale and general assignment, in form reasonably satisfactory to Buyer’s and Seller’s counsel, which conveys all of Seller’s right, title and interest in and to the tangible and intangible personal property.

(c)        Assignment of Leases and Security Deposits. An assignment and assumption of the Leases and Security Deposits, including cross-material indemnities, in form reasonably satisfactory to Buyer’s and Seller’s counsel.

(d)        Lease Records. Original copies of all Leases, and related documents in the possession or under the control of Seller. Such records shall include a schedule of all cash security deposits and a credit against the Purchase Price in the amount of such security deposits held by Seller at the Closing under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

(e)        Permits. Seller shall deliver, to the extent in the possession of Seller: original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

(f)         Assignment of Service Contracts. An assignment and assumption of all assignable Service Contracts in form reasonably satisfactory to Buyer’s and Seller’s counsel.

(g)        Title Affidavits. Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions, other than Permitted Exceptions, for (i) parties in possession other than under the rights to possession granted under the Leases; and (ii) mechanics’ liens, and a gap indemnity agreement in a form acceptable to the Title Company.

(h)        Files. Seller shall make all of its files and records relating to the Property available to Buyer at the Property upon reasonable prior notice for copying, which obligation shall survive the Closing.

(i)         Notices of Sales. Sufficient letters, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

(j)         Non-Foreign Affidavit. Seller shall execute and deliver to Buyer and Buyer’s counsel, at Closing such evidence as may be reasonably required by Buyer to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

(k)        Seller’s Representation Certificate. The Seller’s Representation Certificate duly executed by Seller as provided in Section 5 hereof in form reasonably satisfactory to Buyer’s and Seller’s counsel.

(l)         Rent Roll. Seller shall deliver an updated Rent Roll, re-certified to be true, complete and accurate.

(m)       Management Agreement Termination. A termination of the existing management agreement, executed by the property manager.

(n)        Transfer Tax Declaration. Any transfer tax declaration required to be filed in connection with the recording of the Deed.

(o)        Closing Statement. A closing statement duly executed by Seller and Buyer setting forth in reasonable detail the financial transaction contemplated by this Agreement, including, without limitation, the Purchase Price, all prorations, the allocation of costs specified herein, and the source, application and disbursement of all funds.

(p)	Keys. All keys in Seller’s possession to all doors within the Property.

(q)       Authority. In addition to the foregoing, at or before Closing, Seller shall provide Buyer with the following: (i) copies of good standing certificates documenting the valid existence and the authorization to transact business in the state of formation of such party, and its constituent manager entities, (ii) copies of the relevant provisions of the partnership agreement, articles of incorporation, limited liability company agreement or other organizational documentation for such party, and its managing or general partner constituent entities, as necessary to demonstrate all entities and persons whose consent is a prerequisite to Closing, and (iii) full authorizing resolutions evidencing authority to assume and perform obligations hereunder by such party, and its managing/general partner

9.02      Seller’s Expenses. Seller shall pay its own counsel fees and (a) one-half (½) of any escrow fees, (b) one-half (½) of the Deed Documentary Tax, (c) the cost of title insurance premium for a standard owner’s title insurance policy with extended coverage over the standard exceptions (where available), and (d) any assumption fees in connection with Buyer’s assumption of the Existing Loan including, but not limited to, a one percent (1%) assumption fee. All other costs, expenses and fees (other than those allocated pursuant to Section 10.05 or other provisions hereof) shall be allocated between Buyer and Seller as is customary with respect to the purchase and sale of apartment complexes in Tampa, Florida.

SECTION 10

BUYER’S CLOSING OBLIGATIONS

At the Closing, Buyer shall:

10.01    Payment of Purchase Price. Deliver to Seller the Purchase Price, as adjusted for (a) apportionments under Section 11, and (b) any adjustments thereto required pursuant to the express provisions this Agreement.

10.02    Lease, Security Deposit and Service Contract Assumption. Deliver to Seller assumption agreements signed by Buyer with respect to the performance by Buyer of the landlord’s obligations under the Leases, Security Deposits and the Service Contracts assumed by Buyer, in each case in respect of the period from and after the Closing.

10.03	Recording Deed. Cause the Deed to be recorded.

10.04    Other Documents. Deliver any other documents required by this Agreement to be delivered by Buyer.

10.05    Buyer’s Expenses. Buyer shall pay its own counsel fees and (a) one-half (½) of any escrow fees, (b) one-half (½) of the Deed Documentary Tax; (c) all title insurance endorsements required by Buyer; (d) all survey update costs, (e) the mortgage tax, and (f) all recording costs. All other costs, expenses and fees (other than those allocated pursuant to Section 9.02 or other provisions hereof) shall be allocated between Buyer and Seller as is customary with respect to the purchase and sale of apartment complexes in Tampa, Florida.

SECTION 11

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

The following apportionments shall be made between the parties at the Closing as of the close of the business day prior to the Closing:

(a)        Buyer shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant, first to the month in which Closing occurred, then to such tenant’s current monthly rental and then to arrearages in the reverse order in which they were due, remitting promptly to Seller, any balance properly allocable to Seller’s period of ownership. Buyer shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller after Closing which are owed to Buyer shall be remitted to Buyer promptly after receipt for allocation and disbursement as provided herein;

(b)        security deposits; it is the intent of the parties that all refundable security deposits shown on the Rent Roll shall be transferred by Seller to Buyer at Closing; provided, however, all non-refundable tenant fees such as cleaning fees, redecorating fees and pet fees shall be retained by Seller; on the Closing, Buyer shall in writing acknowledge receipt of and expressly assume all Seller’s financial and custodial obligations with respect to all such security deposits, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations, and that Buyer will assume all such obligations and be directly accountable to the residents of the Property with respect to all such security deposits; provided however, Seller shall indemnify and hold Buyer harmless from all liabilities relating to the security deposits transferred to Buyer for the period prior to the Closing;

(c)        there shall be no adjustment for wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed by Seller at the Property; it being the intent of the parties that simultaneously with the Closing, Seller shall terminate any existing management agreement and Buyer shall have no liability or obligation with respect to any employee of Seller or its management company prior to Closing;

(d)        real estate taxes, personal property taxes, water charges and sewer charges, if any, on the basis of the most recent billing period, as reflected on the actual invoices/bills issued by the appropriate taxing authority;

(e)        Seller shall receive a credit for utility deposits for any utility accounts which are transferred to Buyer; and

(f)         prepayments paid by Seller, and payments received by Seller, under assigned Service Contracts.

If the Closing shall occur before a new tax rate or new assessed valuation is fixed for the fiscal period in which Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessed valuation for the preceding period, as applicable. Promptly after the new tax rate or new assessed valuation is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected, which obligation shall survive the Closing. If any operating expenses or other prorations cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far and shall be re-adjusted within sixty (60) days after the Closing occurs.

SECTION 12

FAILURE TO PERFORM

12.01    Buyer’s Election. If Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement, Buyer shall have the right to elect, in its sole discretion, at the Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

12.02    Seller’s Default. If at the Closing, Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement, and Buyer does not elect to take title as provided in Section 12.01, Seller shall be in default under this Agreement and all Deposits made hereunder shall be forthwith returned to Buyer. In addition to the foregoing, if Buyer desires to purchase the Property in accordance with the terms of this Agreement and Seller is unable or refuses to perform Seller’s obligations hereunder, Buyer, at its option, and as Buyer’s sole and exclusive remedy, shall have the right to compel specific performance by Seller hereunder in which event any Deposit made hereunder shall be delivered to Seller at Closing and credited against the Purchase Price.

12.03    Buyer’s Default. The parties acknowledge that in the event of Buyer’s failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.03, and hereby agree that: (a) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller; (b) such amount represents damages and not any penalty against Buyer; and (c) if this Agreement shall be terminated by Seller by reason of Buyer’s failure to fulfill Buyer’s obligations hereunder, the Deposit together with the interest thereon shall be Seller’s full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.

12.04    Cure. If either Buyer or Seller fails to perform any of their respective obligations under this Agreement (excluding the closing obligations under Sections 9 and 10 hereof), the non-defaulting party shall give written notice to the defaulting party specifying such default and, except as to defaults which occur as of Closing, the defaulting party shall not be in default under this Agreement unless the defaulting party fails to cure such default within ten (10) days after the delivery by the non-defaulting party of said written notice. Notwithstanding anything in the foregoing sentence to the contrary, if either party is in default of their respective closing obligations under Sections 9 and 10 hereof, the non-defaulting party shall not be required to deliver notice and the defaulting party shall not be entitled to a cure period with respect to a default of any closing obligation under said Sections.

SECTION 13

BROKERAGE FEES

13.01    Brokerage Fees. Seller and Buyer mutually represent and warrant that CB Richard Ellis (“Broker”) is the only broker with whom they have dealt in connection with this purchase and sale and that neither Seller nor Buyer knows of other any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of the

Broker shall be paid by Seller pursuant to a separate agreement, but Seller shall be obligated to pay such commission only if, as and when the Deed is recorded and not otherwise. In any event, Buyer shall have no obligation to pay a brokerage commission to Broker. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. Buyer acknowledges and agrees that Broker is not authorized by Seller to make, and Broker has not at any time made, any representation or warranty of any kind or character, express or implied, with respect to Seller or the Property. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

SECTION 14

NOTICES

14.01    Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement or by telecopier to the telecopier number as set forth at the beginning of this Agreement. Notices shall be deemed effective, when so delivered. Copies of all such notices to Seller shall be sent to Michelle Powell, Esq., In-House Counsel, B & M Management Company, 7020 Fain Park Drive, Suite 5, Montgomery, Alabama 36117, Telecopier No. 334-215-9139, and copies of all such notices to Seller shall be sent to John D. Blanchard and Debbie Taylor, B & M Management Company, 7020 Fain Park Drive, Suite 5, Montgomery, Alabama 36117, Telecopier No. 334-215-4420, and copies of all such notices to Buyer shall be sent to Stephen Parthum, The Berkshire Group, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Telecopier No. 617-556-1408 and to MaryBeth Bloom, General Counsel, The Berkshire Group, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Telecopier No. 617-556-1408 and to Richard A. Toelke, Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, Telecopier No. 617-951-8736..

SECTION 15

LIMITATIONS ON SURVIVAL

15.01    Representations and Warranties. Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing. The representations, warranties, covenants and other obligations of Seller set forth in Section 5 shall survive until six (6) months after the Closing.

Seller will, for a period of at least six (6) months following Closing, (a) continuously maintain Seller's legal existence under the laws of its state of organization; (b) not permit the sale or pledge of a controlling interest in Seller without the prior written consent of Buyer; and (c) continuously maintain sufficient net worth or capital to satisfy any contingent post-Closing liabilities under this Agreement. Notwithstanding the foregoing to the contrary, if Seller, at any time after Closing, breaches one or more of the foregoing covenants of this Section 15.01 then, and only in such event, John Blanchard, covenants and agrees to guaranty the performance by Seller of the contingent post-Closing liabilities of Seller under this Section 15.01.

15.02 Merger. The delivery of the Deed by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deed, except as provided in Section 15.01 and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

SECTION 16

MISCELLANEOUS PROVISIONS

16.01    Assignment. Buyer shall be entitled to assign this Agreement and its rights hereunder to a corporation, general partnership, limited partnership, limited liability company or other lawful entity entitled to do business in the state in which the Property is located provided such entity, shall be controlled by, controlling or under the common control with Buyer (“Assignee”). In the event of such an assignment of this Agreement to Assignee (a) Buyer shall notify Seller promptly, (b) Buyer and Assignee shall be jointly and severally liable under this Agreement from and after such assignment, (c) Assignee shall assume all obligations of Buyer under this Agreement and (d) from and after any such assignment the term “Buyer” shall be deemed to mean the Assignee under any such assignment. Without Buyer’s consent, Seller shall be entitled to assign its rights (but not its obligations) under this Agreement to a Qualified Intermediary to effect a so-called “like-kind exchange” under Section 1031 of the Internal Revenue Code of 1986, as amended.

16.02    Like-Kind Exchange. If either or both parties contemplate a “1031 Tax Deferred Exchange,” each party agrees to cooperate with the other at no expense or liability to the cooperating party. Each party acknowledges the ability to effect a tax-deferred exchange (“Exchange”) in accordance with Section 1031 of the Internal Revenue Code of 1986 (“IRC 1031”) is of material importance to the other party, and that the other party would not have entered into this Contract without the first party’s expressed willingness to cooperate in the other’s efforts to accomplish such an Exchange. Each party agrees to cooperate as reasonably requested by the other in any Exchange, and each party consents to the assignment of this Contract by the other party to an exchange accommodator for the sole purpose of completing such an exchange. It is expressly agreed by the parties hereto that a party’s inability to obtain the desired tax treatment for any Exchange shall not affect the enforceability of this Contract and that nothing herein shall be construed as a representation or warranty by a party that the other party will, in fact, be eligible for any of the benefits of a 1031 exchange.

16.03    Limitation of Seller’s Liability. No shareholders, partners or members of Seller, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Buyer hereby waives for itself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability.

Notwithstanding anything set forth in this Agreement to the contrary, Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller’s covenants, agreements, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence. Further, Buyer agrees that any recovery against Seller for any breach of Seller’s covenants, agreements, representations and warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited to Buyer’s actual damages not in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

16.04    Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

16.05    Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the state in which the Property is located.

16.06    Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

16.07    Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

16.08    Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer. The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

16.09    Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

16.10    Attachments. If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail. The Schedules attached are hereby incorporated as integral parts of this Agreement.

16.11    Litigation. Notwithstanding anything contained herein to the contrary, in the event of any litigation hereunder, the losing party shall pay all actual reasonable attorneys’ fees actually incurred by the prevailing party.

16.12    Time for Performance. When the last day prescribed hereunder for performing any act falls on a Saturday, Sunday or legal holiday, then such act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday.

16.13    Confidentiality. Until the transaction set forth in this Agreement actually closes, the parties hereto shall (and shall require its directors, officers, employees, representatives and agents with a need to know such information to) maintain the confidentiality of the transactions contemplated by this Agreement, provided that the foregoing restrictions do not apply to information in the public domain as a result of lawful disclosure, or if disclosure is required under applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, including, without limitation, disclosures required to be made to the Securities and Exchange Commission.

16.14    Post-Closing Audit Rights. For a period of three (3) years after the Closing Date, upon no less than fifteen (15) days’ prior written notice, each party agrees to make available to the other and its respective independent accountants or attorneys, for inspection and copying, at the requesting party’s sole cost and expense, sufficient information to prepare or amend tax returns and/or audited financial statements and an audit letter for the Property for the calendar years of 2002, 2003, 2004 and 2005, or for any other reasonable purpose, which information shall include books and records for the Property, property and operating statements, insurance policies, real estate tax records, capital expenditures records and maintenance records of the Property, if and to the extent that such records are in such party’s actual possession as of the Closing Date. All such records shall be made available for inspection by the requesting party and its independent accountants or attorneys at such location as the party providing the records may reasonably choose.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

SELLER:

WITNESS:	SCP APARTMENTS, L.L.C., an Alabama limited liability company

/s/ Michelle Powell	By: /s/ John D. Blanchard
John D. Blanchard, its Manager

MADISON-CLINTON-TAMPA, L.L.C., an Alabama limited liability company

/s/ Michelle Powell	By: /s/ Richard F. Madison, Jr.
Richard F. Madison, Jr., its Manager

BUYER:

WITNESS:	BERKSHIRE INCOME REALTY-OP, L.P.,

a Delaware limited partnership

/s/ Elaine S. Doughty	By:	BIR GP, L.L.C.,

a Delaware limited liability company,

its general partner

By:	Berkshire Income Realty, Inc.,

a Maryland corporation,

its sole member

By: /s/ Stephen C. Parthum
Stephen C. Parthum, Vice President